UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2006

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6455 Nancy Ridge Drive, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2006, La Jolla Pharmaceutical Company (the "Company") announced that Michael Tansey, B.Sc., MB ChB, M.D., FFPM, has joined the Company as Chief Medical Officer. From 1996 until 2003, Dr. Tansey, 58, was Chief Medical Officer of Pharmacia and Upjohn and then Chief Medical Officer and Senior Vice President of Medical Development and a member of the Chief Executive's Operations Committee for Pharmacia Corporation. He has also previously held positions of increasing responsibility at Rhone-Poulenc-Rorer, Glaxo and Hoechst. Dr. Tansey founded a consulting group, Competitive Drug Development LLC, in 2003 and has since guided more than twelve companies in the United States, Europe and Asia to optimize their development processes and plans. During this time, Dr. Tansey also worked part-time as Director of Clinical Operations for a contract clinical research organization and as part-time Chief Medical Officer for NovaCardia, a biotechnology company. He is a member of the board of directors of invivodata Inc. and VivoMetrics, Inc.

The Company and Dr. Tansey have entered into an employment offer letter dated July 10, 2006 and executed July 14, 2006 (the "Offer Letter"). The Offer Letter provides that Dr. Tansey will receive, as a regular, part-time employee (i) an annual base salary of $199,500, which is based on a part-time work schedule of 65% of his time devoted to his employment with the Company, (ii) a non-guaranteed annual bonus with a target amount of up to 35% of his base salary, with the exact amount to be determined each year based on Dr. Tansey's and the Company's performance with respect to performance objectives established by the Company's board of directors (iii) a payment of $9,600 per year for supplemental medical coverage whereby, as a condition to this payment, Dr. Tansey must decline the Company's medical plan during open enrollment periods, and (iv) reimbursement of up to $2,500 per month for expenses actually and reasonably incurred by Dr. Tansey for temporary housing for a period of up to six months from Dr. Tansey's start date or until Dr. Tansey obtains permanent housing, whichever occurs earlier.

In accordance with the Offer Letter, on July 17, 2006, the compensation committee of the Company’s board of directors granted Dr. Tansey options to purchase 113,000 shares of common stock of the Company, with 33% of the shares vesting on the first anniversary date of the grant and the remaining 67% of the shares vesting ratably on a monthly basis over the next two years.

Copies of the Offer Letter and the press release announcing the appointment of Dr. Tansey as Chief Medical Officer are attached hereto as Exhibits 10.1 and 99.1, respectively, and they are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No. Description

10.1 Employment Offer Letter, dated July 10, 2006 and executed July 14, 2006, by and between the Company and Michael Tansey

99.1 Press Release, dated July 17, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

July 18, 2006	By:	/s/ Gail A. Sloan

Name: Gail A. Sloan
Title: Vice President of Finance and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Offer Letter, dated July 10, 2006 and executed July 14, 2006, by and between the Company and Michael Tansey
99.1	Press Release, dated July 17, 2006